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Exhibit 99



Statement Pursuant to Section 1350(a) of title 18, United States Code


The undersigned, Thomas W. McGuirl, certify that:

(1) The Annual Report on Form 11-K of the Dow Jones 401(k) Savings Plan (the "Plan") for the Fiscal Year Ended December 31, 2002 (the "Form 11-K"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

(2) The information contained in the Form 11-K fairly presents, in all material respects, the net assets available for plan benefits and the changes in net assets available for plan benefits of the Plan.



                                     /s/ Thomas W. McGuirl
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                                     Thomas W. McGuirl
                                     Treasurer, Dow Jones & Company, Inc.
                                     & Secretary, Plan Administrator
                                     Dated:  June 25, 2003
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